UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 15, 2009

KINGS ROAD ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-14234	95-3587522
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

468 N. Camden Drive Beverly Hills, California (Address of principal executive offices)	90210 (Zip code)

Registrant’s telephone number, including area code: 310-278-9975

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 15, 2009, the Securities and Exchange Commission (“SEC”) approved a settlement with Kings Road Entertainment, Inc. (the “Company”) of administrative proceedings brought pursuant to Sections 12(j) and 21C of the Securities Exchange Act of 1934 (the “Exchange Act”).  The SEC charged the Company with failing to timely file periodic reports as required by Section 13(a) of the Exchange Act and SEC rules promulgated thereunder.  Under the settlement, the Company consented, without admitting or denying the SEC’s findings, to an Order Instituting Cease-and-Desist Proceedings, Making Findings, and Imposing a Cease-and-Desist Order Pursuant to Section 21C of the Securities Exchange Act of 1934.  Pursuant to the Order, the Company shall cease and desist from committing or causing any violations and any future violations of Section 13(a) of the Exchange Act and SEC Rules 13a-1 and 13a-13 thereunder.  In connection with the settlement, the SEC also dismissed with prejudice the pending administrative proceeding instituted against the Company pursuant to Section 12(j) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGS ROAD ENTERTAINMENT, INC.

Date: January 29, 2009	By:	/s/ Philip Holmes
Name: Philip Holmes
Title: Chief Executive Officer